UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

HIRSCH INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-23434	11-2230715
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Engineers Road, Hauppauge, New York		11788
(Address of principal executive office)		(Zip Code)
(631) 436-7100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On June 12, 2009, the special committee (the “Special Committee”) of the board of directors of Hirsch International Corp. (the “Company”) received a letter from Paul Gallagher, President, Chief Executive Officer and Chief Operating Officer of the Company, proposing to acquire, through a new corporation to be formed by Mr. Gallagher (“Newco”) and a subsidiary thereof (“Acquisition Co”), all of the Company’s outstanding shares of Class A and Class B common stock for $0.28 per share in cash, other than any shares owned by Newco. Mr. Gallagher’s letter provides that his offer is contingent upon the satisfaction of customary conditions, including Newco and Acquisition Co. obtaining sufficient financing to complete the transaction and operate the Company after the closing of such transaction. Mr. Gallagher’s letter indicates that he has entered into a commitment letter with a financial institution which he anticipates will provide sufficient funds for these purposes.

The Special Committee, which is comprised of three independent directors, was established on February 12, 2009 by the board of directors of the Company and at such time was given full authority to consider the Company’s strategic alternatives. The Special Committee has previously retained Thompson Hine LLP as its legal counsel and Burnham Securities as its financial advisor and will review this proposal and any alternative proposals that it may receive with such advisors.

A copy of Mr. Gallagher’s letter is attached hereto as Exhibit 99.1 to this Form 8-K. A copy of the Company’s press release announcing Mr. Gallagher’s proposal is attached hereto as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Letter from Paul Gallagher to the Special Committee of the Board of Directors of the Company, dated June 12, 2009.
99.2	Press Release of the Company, dated June 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRSCH INTERNATIONAL CORP.

By:	/s/ Beverly Eichel
Name: Beverly Eichel
Title: Executive Vice President, Chief Financial Officer

Dated: June 12, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Letter from Paul Gallagher to the Special Committee of the Board of Directors of Hirsch International Corp., dated June 12, 2009.

99.2	Hirsch International Corp. Press Release, dated June 12, 2009.